UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Synovus Financial Corp.

(Exact name of registrant as specified in its charter)

Georgia (State of incorporation or organization)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500 Columbus, Georgia (Address of principal executive offices)	31901 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C Liquation Preference $25.00 per Share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

File No. 333-190011

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, no par value and $25 liquidation preference per share (the “Series C Preferred Stock”) of Synovus Financial Corp. (the “Registrant”), to be registered hereunder, reference is made to the information set forth under the heading “Description of the Preferred Stock” in the Registrant’s Prospectus Supplement dated July 22, 2013, as filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2013, pursuant to Rule 424(b)(5) under the Securities Act of 1933 and under the headings “Description of Capital Stock” in the accompanying prospectus that constitutes a part of the Registrant’s Shelf Registration Statement on Form S-3ASR (File No. 333-190011), filed with the Commission on July 18, 2013, which information is incorporated herein by reference.

Item 2.	Exhibits.

3.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 9, 2010).

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant with respect to the Series C Preferred Stock, dated July 24, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 25, 2013).

3.3	Amended Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 9, 2010).

4.1	Form of Certificate representing the Series C Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 25, 2013).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 25, 2013	SYNOVUS FINANCIAL CORP.

	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary